EXHIBIT 10.25


                                     STOCK PURCHASE AGREEMENT


      This Agreement is entered into as of the 30th day of April, 1996, by and between Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the "Company"), and Abaco Casa de Bolsa, S.A. de C.V., Abaco Grupo Financiero, a corporation incorporated under the laws of the United Mexican States ("Abaco").


                                             RECITALS


      WHEREAS, Abaco owns a majority of the outstanding shares of capital stock of the Company; and

      WHEREAS, Abaco desires to invest additional funds in the Company in consideration of additional shares of capital stock of the Company.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

      1. Purchase and Sale of Shares. At the Closing (as hereinafter defined), the Company shall issue and sell to Abaco, and Abaco shall purchase from the Company 45 shares of Series D, non-voting preferred stock, $0.01 par value, of the Company as further described in Exhibit A hereto (the "Shares"). The terms, conditions, and agreements relating to the Shares as set forth in Exhibit A form a part of this Agreement and are binding upon the parties.

      2. Consideration and Payment. In consideration for the Shares, Abaco shall pay the Company at the Closing by bank check or wire transfer the aggregate amount of U.S.$4,500,000.

      3. Closing. The purchase and sale of the Shares shall take place at the offices of the Company, on April 30th, 1996, at a mutually agreeable time (the "Closing"). At the Closing, the Company shall deliver or cause to be delivered to Abaco, certificates evidencing the Shares, duly issued to Abaco, and any and all other documents necessary to issue the Shares, and Abaco shall deliver or cause to be delivered to the Company, the purchase price as provided in Section 2.

      4. Representations and Warranties of the Company. The Company hereby represents and warrants to Abaco as follows:

            A. Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

            B. Capitalization. The aggregate number of shares of capital stock which the Company is authorized to issue is 20,000,000 shares of common stock, $0.09 par value, 6,645,802 of which are presently issued and outstanding and 5,000,000 shares of preferred stock, $0.01 par value, 100 of which are issued or outstanding. The Shares have been duly authorized and when issued and paid for in accordance with this Agreement will be validly issued, fully-paid, and non-assessable. The shares of common stock of the Company into which the Shares are convertible have been duly reserved for such conversion, and when issued pursuant to such conversion such shares of common stock will be validly issued, fully paid, and non-assessable.

            C. Authority, Execution and Delivery. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

            D. Financial Statements. The Company has furnished to Abaco the financial statements for the Company as of December 31, 1995, which statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Company as of the date thereof and the results of operations for the periods covered thereby. The Company further represents and warrants that there has been no material change in the financial position of the Company since such date.

            E. No Conflict. Except for the authorization of the listing of the shares of common stock into which the Shares are convertible prior to such conversion by the New York Stock Exchange and the filing of a Certificate of Designations in respect of the Shares with the Secretary of State of Delaware, no authorization or consent is required in connection with the execution, delivery, or performance of this Agreement by the Company and such execution, delivery or performance will not conflict with or result in a breach of the Company's charter documents or any material instrument or agreement.

      5. Representations and Warranties of Abaco. Abaco hereby represents and warrants to the Company as follows:

            A. Corporate Organization. Abaco is a Mexican corporation, duly organized, validly existing and in good standing under the laws of the United Mexican States.

            B. No Conflict. Except for approval by Mexican regulatory authorities, no authorization or consent is required in connection with the execution, delivery, or performance of this Agreement by Abaco and such execution, delivery or performance will not conflict with or result in a breach of Abaco's charter documents or any material instrument or agreement.

            C. Authority, Execution and Delivery. Abaco has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all requisite corporate action on the part of Abaco. This Agreement has been duly executed and delivered by Abaco and constitutes the legal, valid and binding obligation of Abaco enforceable in accordance with its terms.

            D. Investment Intent. The Shares acquired by Abaco pursuant to this Agreement, and the shares of common stock which may be acquired upon conversion of the Shares, will be acquired by Abaco for its own account and not with a view to, or for resale in connection with, any distribution of any of the Shares. Abaco acknowledges that it is aware of the applicable limitations under the Securities Act of 1933, as amended, upon the subsequent sale of the Shares, or such common shares, as the case may be, and that accordingly, certificates representing the Shares, or such common shares, as the case may be, may bear an appropriate legend.

      6. Conditions to Closing. The obligations of each of the parties to consummate the transactions contemplated by this Agreement shall be subject to the following conditions:

            A. Representations and Warranties True. The representations and warranties of the other party shall be true and accurate in all material respects as of the date of the Closing, as if made on such date.

            B. No Litigation. There shall be no order, and no proceeding or investigation, pending or threatened, restricting or prohibiting the transactions contemplated by this Agreement.

            C. Certificate of Designations. The Company shall have filed a Certificate of Designations in respect of the Shares with the Secretary of State of Delaware.

            D. Mexican Regulatory Approvals. All requisite approvals by Mexican regulatory approvals shall have been obtained.

      7. Rights Offering. The Company agrees to commence a rights offering in accordance with Section 6(a) of Exhibit A as soon as practicable after the stockholders of the Company approve an amendment to the Company's Certificate of Incorporation increasing its authorized shares of common stock to a number sufficient to allow such an offering, which offering will effect the conversion of the Shares into shares of common stock of the Company in accordance with the terms of said Section 6(a). The Company further agrees to promptly thereafter cause such common shares to be listed on the New York Stock Exchange.

      8.    Miscellaneous Provisions.

            A. Amendment, Modification and Waiver. This Agreement may be amended, modified and supplemented, in writing only, by mutual consent of the parties hereto. No failure on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver.

            B. Assignment. The respective rights and obligations of the Company and Abaco under this Agreement shall not be assignable by either the Company or Abaco without the prior written consent of the other.

            C. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

            D. Entire Agreement. This Agreement including the exhibit hereto contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            E. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

            F. Parity. The Series B, Series C and Series D non-voting preferred stock of the Company purchased by Abaco shall be "Parity Stock" (as defined in the Certificate of esignations for each such series) with respect to each other.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



ATTEST:                       RODMAN & RENSHAW CAPITAL
                              GROUP, INC.


By: /s/ Emily Merida          By:   /s/ Charles W. Daggs, III

Title: Admin. Assist.         Title: President and Chief
                                       Executive Officer



ATTEST:                       ABACO CASA DE BOLSA, S.A. DE C.V.,
                              ABACO GRUPO FINANCIERO


By: /s/ Juan Pablo Raigosa    By:    /s/ Gerardo Santos

Title: Corporate Counsel      Title: Director of Administration
                                      Monterrey Office